Exhibit 3.2


                                     BY-LAWS

                                       OF

                         EQUIVEST REINCORPORATION, INC.
                            (A Delaware Corporation)


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                         EQUIVEST REINCORPORATION, INC.

                                     BY-LAWS



                                    ARTICLE I

                                     OFFICES


                  Section 1. The registered office shall be at such place within the State of Delaware as the board of directors may, from time to time, determine.

                  Section 2. The corporation may also have offices, including its principal executive offices, at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. All meetings of the stockholders for the election of directors shall be held in the State of Delaware, at such place as may be fixed, from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual meetings of stockholders shall be held on the fifteenth day of the fifth month following the end of each fiscal year or as soon thereafter as practicable, but in no case more than 13 months since the last meeting, as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. Written notice of the annual meeting stating place, date and hour of the meeting shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting. If the notice is mailed at least thirty days before the date of the meeting, it may be done by a class of the United States mail other than first class. If mailed such notice shall be deemed

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to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid.

                  Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or an adjournment thereof, arranged in alphabetical order and showing the address of each stockholder and the number of, class and series of shares registered in the name of each voting stockholder entitled to vote. Such list shall be open to the examination of any stockholder, for any purpose (germane to the meeting), during ordinary business hours, for a period of at least ten days prior to the meeting, either at the registered office of the corporation, at the principal place of business of the corporation, or at the office of the transfer agent or registrar of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 5. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board of directors or the president or the board of directors, holders of not less than one-tenth of all shares entitled to vote at the meeting, or such other persons or group as may be authorized by the certificate of incorporation or these by-laws. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting, either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting. If the notice is mailed at least thirty days before the date of the meeting, it may be done by a class of the United States mail other than first class. If mailed such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid.

                  Section 7. Business transaction at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If, however, such quorum shall not be present or represented at any meeting of the

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stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting and shall be the act of the stockholders, unless the question is one upon which by express provision of the statutes, of the certificate of incorporation or other provisions of the by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy executed in writing for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after 11 months from its date, unless the proxy provides for a longer period.

                  Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  Section 12. At each meeting of the stockholders, the chairman of the board, or in his absence or inability to act, any person chosen by the majority of those stockholders present in person or represented by proxy shall act as chairman of the meeting. The secretary or, in his absence or inability to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

                  Section 13. The board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of

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shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.


                                   ARTICLE III

                                    DIRECTORS

                  Section 1. The number of directors which shall constitute the whole board shall be not less than one nor more than nine. The number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting of the stockholders, except as provided in
Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

                  Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                  Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                  Section 5. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders at the place of

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such annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

                  Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

                  Section 7. Special meetings of the board may be called by the president on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors (one director in the event that there be a single director in office).

                  Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                  Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  Section 11. No contract or other transaction between this corporation and any other corporation shall be void or voidable nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors of such other corporation, provided that such facts are disclosed or made known to the board of directors or the contract is fair and reasonable as to the corporation at the time it is authorized by its board, a committee or the stockholders.

                  Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the

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board of directors, and provided that the board of directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

                             COMMITTEES OF DIRECTORS

                  Section 12. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at a meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approve or recommend to shareholders actions or proposals required by this chapter to be approved by shareholders; designate candidates for the office of director for purposes of proxy solicitation or otherwise; fill vacancies on the board of directors or any committee thereof; amend the by-laws; authorize or approve the requisition of shares unless pursuant to a general formula or method specified by the board of directors; authorize or approve the issuance or sale of or any contract to issue or sell shares or designate the terms of a series of a class of shares except that the board of directors having acted regarding general authorization for the issuance or sale of shares or any contract therefor and in the case of a series of designation thereof may, pursuant to a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, authorizing the committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares with full power and such committee to adopt any final resolution setting forth all the terms thereof an to authorize the statement of the terms of a series for filing with the Department of State under the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


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                            COMPENSATION OF DIRECTORS

                  Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

                  Section 14. Unless otherwise restricted by the certificate of incorporation or by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.


                                   ARTICLE IV

                                     NOTICES

                  Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram. If the notice is mailed at least thirty days before the date of a meeting, it may be done by a class of the United States Mail other than first class.

                  Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                    OFFICERS

                  Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose a chairman, vice-chairman, additional vice-presidents, and one or more

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assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

                  Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice-presidents, a secretary and a treasurer.

                  Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                  Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                   THE CHAIRMAN OF THE BOARD AND THE PRESIDENT

                  Section 6. The chairman of the board, if any, shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation and general and active supervision and direction over the other offices, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the stockholders and of the board and shall be an ex officio member of all committees of the board. He shall perform all duties incident to the office of chairman of the board and chief executive officer and such other duties as may from time to time be assigned to him by the board.

                  The president shall be the chief operating officer (and if there is no chairman of the board, then also the chief executive officer) of the corporation and shall have general and active supervision and direction over the business operations and affairs of the corporation and over its several officers, agents and employees, subject, however, to the direction of the chairman of the board and the control of the board of directors. At the request of chairman of the board, or in the case of his absence or inability to act, the president shall perform the duties of the chairman of the board and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the chairman of the board. In general, the president shall have such other powers and shall perform such other duties as usually pertaining to office of president or as from time to time may be assigned to him by the board, the chairman of the board or these by-laws.

                  Section 7. The chairman or president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof

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shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE PRESIDENTS

                  Section 8. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

                  Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant, secretary, shall have the authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                  Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

                  Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.


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                  Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all its transactions as treasurer and of the financial condition of the corporation.

                  Section 13. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                   ARTICLE VI

                              CERTIFICATES OF STOCK

                  Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or facsimile thereof, certifying the number of shares owned by him in the corporation.

                  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


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                  Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  Section 3. Each certificate representing shares shall state upon the face thereof the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the person or persons to whom issued, the number and class of shares and the designation of the series, if any, which said certificate represents, the par value of each share represented by such certificate or statement that shares are without par value.

                                LOST CERTIFICATES

                  Section 4. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give, the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

                  Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

                  Section 6. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a

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meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

                  Section 7. The original stock transfer book shall be prime facie evidence as to who are the shareholders entitled to examine lists of stockholders or to vote at any meetings of the shareholders.


                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

                  Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any time, pursuant to law except when the corporation is insolvent, when the payment thereof would render the corporation insolvent, or when the declaration or payment thereof would be contrary to any restrictions contained in the certificate of incorporation. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, however rising, when each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

                  Section 2. Dividends may be declared and paid in its own treasury shares or in its own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation if a dividend is payable and its own shares having par value, such shares shall be issued at not less than par value thereof and shall be transferred to stated capital at the time such dividend is paid in an amount of surplus equal to the aggregate par value of the share certificate issued as a dividend or, if a dividend is payable in its own shares without par value, such shares shall be issued at such stated value as shall be fixed by the board of directors by resolution adopted at the time such dividend is declared, and it shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares, and the amount per share so transferred to stated capital shall be disclosed to shareholders receiving such dividend concurrently with the payment thereof.

                  Section 3. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for

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such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

                  Section 4. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

                  Section 5. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

                  Section 6. The fiscal year of the corporation shall end on December 31 of each year.

                                      SEAL

                  Section 7. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII

                                   AMENDMENTS

                  Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the board of directors unless reserved to the shareholders by the certificate of incorporation, at any meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. The by-laws may also be amended by the stockholders pursuant to
Section 11 of Article II without prior notice of alteration, amendment, repeal or adoption of new by-laws. The power to adopt, amend or repeal by-laws by the board of directors shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.



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                                   ARTICLE IX

                         CORPORATE INDEMNIFICATION PLAN

                  The corporation shall indemnify any person:

                  (1) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided in Section 145 of the Delaware General Corporation Law;

                  (2) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided in Section 145 of the Delaware General Corporation Law.

                  The extent, amount, and eligibility for the indemnification provided herein will be made by the board of directors. Said determinations will be made by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding.

                  The corporation will have the power to make further indemnification as provided in Section 145 of the Delaware General Corporation Law; however, the indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions or omissions to act, were material to the cause of action so adjudicated and constitute a violation of the criminal law unless the director, officer, employee or agent has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; a transaction which the director, officer, employee or agent derived an improper personal benefit; in the case of a director, a circumstance under which the liability provisions of Section 145 of the Delaware General Corporation Law are applicable or wilful misconduct or conscious disregard for the best

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interests of the corporation in proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of the shareholder.

                  The corporation is further authorized to purchase and maintain insurance for indemnification of any person as provided herein and to the extent provided in Section 145 of the Delaware General Corporation Law.


                                    ARTICLE X

                              MEDICAL EXPENSE PLAN

                  Section 1. Benefits. The corporation may reimburse all employees for expenses incurred by themselves and their dependants, as defined in IRC S152, as amended, for medical care, as defined in IRC S213(e), as amended, subject to the conditions and limitations as hereinafter set forth.

                  It is the intention of the corporation that the benefits payable to employees hereunder will be excluded from their gross income pursuant to IRC S105, as amended.

                  Section 2. Employees Defined. The term "employees" as used in this medical expense plan is hereby defined to include all individuals employed by the corporation except the following:

                  (a) Employees who have not completed 36 months of service as is provided in Section 105(h)(3)(B)(i) of the Internal Revenue Code;

                  (b) Employees who have not attained the age of twenty-five
         (25) years;

                  (c) Employees who are part-time or seasonal as is defined in section 105(h)(3)(B)(iii) of the Internal Revenue Code;

                  (d) Employees who are included in a unit of employees covered by an agreement between employee representatives and one or more employers found to be a collective bargaining agreement, where accident and health benefits were the subject of good faith bargaining between such employee representatives and such employer(s) as is defined in
         Section 105(h)(3)(B)(iv) of the Internal Revenue Code;

                  (e) Employees who are nonresident aliens and who receive no earned income from the employer which constitutes income from sources within the United States as is further defined in Section 105(h)(5)(B)(v).


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                  Section 3. Limitations. The corporation will reimburse any employee no more than $500.00 in any fiscal year for medical care expenses.

                  Reimbursement or payment provided under this plan will be made by the corporation only in the event and to the extent that such reimbursement or payment is not provided under any insurance policy(ies), whether owned by the corporation or the employee, or under any other health and accident or wage continuation plan.

                  In the event that there is such an insurance policy or plan in effect providing for reimbursement in whole or in part, then to the extent of the coverage under such policy or plan, the corporation will be relieved of any and all liability hereunder.

                  Section 4. Submission of Proof. Any employee applying for reimbursement under this plan will submit to the corporation, at least quarterly, all bills for medical care, including premium-notices for accident or health insurance, for verification by the corporation prior to payment. Failure to comply herewith, may at the discretion of the corporation, terminate such employee's right to said reimbursement.

                  Section 5. Discontinuation. This plan will be subject to termination at any time by vote of the board of directors of the corporation; provided, however, that medical care expenses incurred prior to such termination will be reimbursed or paid in accordance with the terms of this plan.

                  Section 6. Determination. The president will determine all questions arising from the administration and interpretation of the Plan except where reimbursement is claimed by the President. In such case determination will be made by the board of directors.



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